Exhibit 99.1
Encore Energy Partners LP Announces Second Quarter Distribution
DALLAS, Texas — (BUSINESS WIRE) — July 30, 2010
Encore Energy Partners LP (NYSE: ENP) (the “Partnership” or “ENP”) announced today that the board of directors of its general partner has declared a cash distribution of $0.50 per unit which will be paid on or about August 13, 2010 to the Partnership’s unitholders of record at the close of business on August 9, 2010.
About the Partnership
By virtue of Denbury Resources Inc.’s acquisition of Encore Acquisition Company on March 9, 2010, Denbury now owns the general partner of ENP and approximately 46% of the common units of ENP. ENP’s assets consist primarily of producing and non-producing oil and natural gas properties in the Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana, the Permian Basin in West Texas and New Mexico, and the Arkoma Basin in Arkansas and Oklahoma.
SOURCE: Encore Energy Partners LP
ENCORE ENERGY PARTNERS LP
Phil Rykhoek, 972-673-2000
Chief Executive Officer
or
Mark Allen, 972-673-2000
Chief Financial Officer
or
Laurie Burkes, 972-673-2166
Investor Relations Manager
www.encoreenp.com